UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 29, 2017

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On  March 29, 2017, Fidelity D & D Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, The Fidelity Deposit and Discount Bank (the “Bank”) entered into an employment agreement with Eugene J. Walsh (the “Employment Agreement”), under which Mr. Walsh will serve as Executive Vice President and Chief Operating Officer of the Bank, as Vice President and Chief Operating Officer of the Corporation and in such other capacities as the Bank or the Corporation direct.

The material terms of the Employment Agreement are as follows:

1.

The initial terms of the Employment Agreement is three (3) years beginning on March 29, 2017.  The Employment Agreement shall automatically renew for an additional one (1) year term at the end of the first year of the Employment Agreement and on each anniversary date unless notice to terminate is given by either party at least one hundred and eighty (180) days prior to the anniversary date of the Employment Agreement.  If proper notice to terminate is given, the Employment Agreement shall expire three (3) years after the next anniversary date.

2.

If the Employment Agreement is terminated without “Cause”, involuntarily terminated within one year after  a “Change in Control”, as defined in the Employment Agreement, or voluntarily by the executive for “Good Reason”, the executive shall be entitled to receive and two (2) times his annual base salary and continuation of all life, disability, medical insurance and other normal health and welfare benefits for two (2) years.

3.	If the executive terminates the Employment Agreement without “Good Reason”, all of the executive’s rights terminate under the Employment Agreement except for arbitration.

4.	Mr. Walsh shall receive an annual base salary of $187,500, subject to customary withholdings and taxes, which may be increased from time to time.

5.

As consideration for entering into the Employment Agreement, Mr. Walsh shall be included in (1) a Supplemental Executive Retirement Plan (SERP) and (2) a special Executive Life Insurance program to begin this calendar year (2017).

6.

The executive is entitled to be considered for bonuses each year, as determined in the Bank’s sole discretion, vacation and/or paid time off, as well as is entitled to participate in employee benefit plans.

7.	Upon termination of the Employment Agreement for any reason, the executive is subject to certain customary confidentiality and non-competition provisions for two (2) years.

The description above is only a summary of the material terms of the Employment Agreement and is not intended to be a full description of the Employment Agreement.  The Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement between Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank and Eugene J. Walsh dated as of March 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: April 4, 2017	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Employment Agreement between Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank and Eugene J. Walsh dated as of March 29, 2017.